As Filed with the Securities and Exchange Commission on FEBRUARY 6, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEUROGEN CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware	22-2845714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
45 Northeast Industrial Road
Branford, Connecticut 06405
(203) 488-8201
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen Davis
Chief Executive Officer
Neurogen Corporation
45 Northeast Industrial Road
Branford, Connecticut 06405
(203) 488-8201
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
B. Shayne Kennedy, Esq.
Wesley C. Holmes, Esq.
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
(714) 540-1235

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
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CALCULATION OF REGISTRATION FEE
	Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
	Common Stock, $0.025 par value per share	6,195,234	$0.13(3)	$805,380.42	$31.65
	Common Stock, $0.025 par value per share, upon exercise of warrants	4,154,150(2)	$2.30(4)	$9,554,545.00	$375.49
	Total	10,349,384		$10,359,925.42	$407.14

(1)
This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Represents the maximum number of shares of common stock that Neurogen Corporation expects could be issuable upon exercise of the warrants.
(3)
Estimated based upon the average of the high and low reported sales prices of Neurogen Corporation’s common stock as reported on the Nasdaq Global Market on February 2, 2009, solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

(4)	Estimated pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on the exercise price of the warrants of $2.30 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 6, 2009

PROSPECTUS

10,349,384 Shares of Common Stock

____________________________

This prospectus covers the offer and sale by the selling stockholders identified in this prospectus of up to 10,349,384 shares of common stock, $0.025 par value, of Neurogen Corporation.  Of this amount, 4,154,150 shares of common stock are issuable upon the exercise of warrants to purchase shares of common stock, which were sold by us on April 7, 2008 in a private placement, in which we sold an aggregate of 981,411 shares of Series A Exchangeable Preferred Stock and 981,411 warrants. The remaining 6,195,234 shares of common stock were issued upon the automatic conversion of the Series A Exchangeable Preferred Stock at an exchange rate of 26 shares of common stock for each share of Series A Exchangeable Preferred Stock on July 25, 2008.  We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the selling stockholders.  We will, however, receive proceeds from any warrants exercised for cash.

The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.  The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares.  We will bear all other costs, expenses and fees in connection with the registration of the shares.  See “Plan of Distribution” beginning on page 6 for more information about how the selling stockholders may sell or dispose of their shares of common stock.

Our common stock is quoted on the Nasdaq Global Market under the symbol “NRGN.” On February 5, 2009, the closing price of a share of our common stock on the Nasdaq Global Market was $0.13 per share.

___________________________

You should consider the risks that we have described in the section entitled “Risk Factors” on page 2 before investing in our common stock.

____________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

____________________________

The date of this prospectus is            , 2008.

TABLE OF CONTENTS

____________________________

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process.  Under this shelf registration process, certain selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus.  The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so.  This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.

References to “Neurogen,” “we,” “our” or “us” in this prospectus mean Neurogen Corporation and its consolidated subsidiaries, unless the context suggests otherwise.

ABOUT NEUROGEN CORPORATION

We are a drug development company focused on new small molecule drugs designed to improve the lives of patients suffering from disorders with significant unmet medical needs, including current programs in insomnia, Parkinson’s disease, restless legs syndrome, pain and anxiety.  We conduct our development independently and, when advantageous, collaborate with leading pharmaceutical companies during the drug research and development process to obtain additional resources and to access complementary expertise.  In this collaboration our partner, Merck, is responsible for funding all drug development activities.  Previously, Neurogen dedicated a significant amount of its resources to operating a drug discovery platform designed to efficiently advance drug candidates into human testing and development.  We currently have four unpartnered programs in development and have recently restructured the company to focus our resources solely on our Parkinson’s disease and restless legs syndrome development programs.

We were incorporated under the laws of the State of Delaware in 1987 and commenced operations in July 1988.  Our principal executive offices and research and development facilities are located at 45 Northeast Industrial Road, Branford, Connecticut, 06405.  Our telephone number is (203) 488-8201.  We maintain a website at www.neurogen.com.  Information contained on our website is not incorporated by reference into this prospectus, and should not be considered to be part of this prospectus.

SUMMARY OF THE OFFERINGS

This prospectus covers the offer and sale by the selling stockholders identified in this prospectus of up to 10,349,384 shares of common stock, $0.025 par value, of Neurogen Corporation.  Of this amount, 4,154,150 shares of common stock are issuable upon exercise of warrants to purchase common stock sold by us in a private placement on April 7, 2008, in which we sold an aggregate of 981,411 shares of Series A Exchangeable Preferred Stock and 981,411 warrants, or Warrants, which we refer to as the 2008 Private Placement. The remaining 6,195,234 shares of common stock were issued upon the automatic conversion of the Series A Exchangeable Preferred Stock on July 25, 2008. The terms of the Warrants are summarized below in the sections entitled “Description of the Warrants.”  Further information about the Warrants can be found in our current report on Form 8-K filed, which was filed with the Securities and Exchange Commission on April 11, 2008.

2008 Private Placement

On April 7, 2008, we entered into a Securities Purchase Agreement pursuant to which we agreed to issue and sell to certain investors up to an aggregate of 981,411 shares of our Series A Exchangeable Preferred Stock. With each share of Series A Exchangeable Preferred Stock purchased, each investor also purchased a Warrant exercisable for 13 shares of common stock, which represents 50% of the shares of common stock in to which a share of Series A Exchangeable Preferred Stock was exchanged for on July 25, 2008. The purchase price was $31.20 per unit, and on April 7, 2008, each unit represented a total of 39 shares of common stock, consisting of 26 shares of common stock issuable upon exchange of one share of Series A Exchangeable Preferred Stock and 13 shares of common stock issuable upon exercise of a Warrant.  The exchange price of the Series A Exchangeable Preferred Stock was $1.20 per share, resulting in an exchange rate of 26 shares of common stock for each share of Series A Exchangeable Preferred Stock.  The exercise price for each Warrant is $2.30 per share of our common stock.  Prior to the 2008 Private Placement, we had 42,051,770 shares of common stock issued and outstanding, of which 21,704,763 were held by holders other than our affiliates, the selling stockholders or their affiliates.  In connection with the issuance we paid an aggregate of approximately $1.67 million to Pacific Growth Equities, LLC, Leerink Swann LLC, Oppenheimer & Co. and Merriman Curhan Ford & Co., each of whom acted as placement agent, the Placement Agents, in connection with the 2008 Private Placement.  We closed this transaction on April 11, 2008. All of the shares of  Series A Exchangeable Preferred Stock were automatically converted, on a 26-for-1 basis, into 25,516,686 shares of common stock, on July 25, 2008.

The total purchase price paid by the selling stockholders for the units was $30,620,023, resulting in net proceeds to us of approximately $28,433,980, after deducting placement agent fees and offering expenses payable by us, but excluding any dividend payments or liquidated damages we may be required to pay pursuant to the terms of the Series A Exchangeable Preferred Stock.  Based on the closing price of our common stock of $2.29 per share on the Nasdaq Global Market on April 4, 2008, the last trading day prior to entering into the Securities Purchase Agreement, the units had an aggregate value of approximately $87,649,816, consisting of approximately $58,433,211 in shares of common stock underlying the Series A Exchangeable Preferred Stock and approximately $29,216,605 in shares of common stock underlying the Warrants.  The purchase price for the Series A Exchangeable Preferred Stock, on an as-exchanged for common stock basis, represented a 47.6% discount to the closing price of our common stock on the Nasdaq Global Market for the trading day immediately preceding the date of the Securities Purchase Agreement, and the exercise price of the Warrants exceeded the closing price of our common stock on such day.  As of February 5, 2009, based on the closing price of our common stock of $0.13 per share, the shares of common stock underlying the Warrants had an aggregate value of approximately $540,040.  The table below summarizes the market price of the securities offered in the 2008 Private Placement in relation to the price paid by the selling stockholders.

Total Possible Shares Underlying the Series A Preferred Exchangeable Stock	25,516,686(1)
Total Possible Shares Underlying the Warrants	12,758,343(1)
Combined Market Price of Series A Preferred Stock and Warrants	$87,649,816(2)
Combined Conversion Price of Series A Exchangeable Preferred Stock	$30,620,023(3)
Combined Exercise Price for the Warrants	$29,344,189(4)
Total Discount to Market Price	$27,685,604(5)
________________________
(1)	Assumes no cash dividend payments and complete conversion of the shares of Series A Exchangeable Preferred Stock and Warrants.

(2)
Calculated based on the closing price of our common stock on April 4, 2008, of $2.29 per share, the total possible shares of common stock issuable upon exchange of the Series A Exchangeable Preferred Stock and exercise of the Warrants.

(3)	Calculated using the conversion price of $1.20 per share.

(4)	Calculated using the exercise price of $2.30 per share.

(5)	Based on the closing price of our common stock on April 4, 2008, of $2.29 per share.

In connection with the transaction, we also entered into a registration rights agreement, or the Registration Rights Agreement, with the selling stockholders pursuant to which we agreed to register the resale of the shares of common stock issuable upon exchange of the Series A Exchangeable Preferred Stock and exercise of the Warrants. Additionally, we agreed to register any shares of our common stock held by the investors that may not currently be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, without volume or manner of sale restrictions.  We were required to file the registration statement within 20 days of the issuance of the Series A Exchangeable Preferred Stock and to use our reasonable best efforts to have the registration statement declared effective on the earlier of: (i) 15 days after the stockholder meeting, at which the Company’s stockholders voted to approve the issuance of the common stock upon exchange of the Series A Exchangeable Preferred Stock, which we refer to as the Exchange, or (ii) the one year anniversary of the issuance of the Series A Exchangeable Preferred Stock.  On May 5, 2008, we filed a registration statement in satisfaction of our obligation. On August 8, 2008, the registration statement was declared effective by the Securities and Exchange Commission, registering a total of 6,489,704 shares of our common stock which were issuable upon exchange of the Series A Exchangeable Preferred Stock. Of the remaining 31,785,325 shares of common stock issued, or issuable upon exercise of Warrants, in connection with the 2008 Private Placement, 10,349,384 shares are held by our affiliates and currently not freely tradeable pursuant to Rule 144 of the Securities Act. The filing on this registration statement is intended to register those remaining shares. We will pay all of our fees and expenses related to the filing of the registration statements.  We have agreed to indemnify the selling stockholders against certain liabilities and to reimburse the selling stockholders for the reasonable fees and disbursements of one counsel chosen by the holders, such amount not to exceed $25,000.

RISK FACTORS

You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended, Quarterly Report on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before investing in our common stock.  The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.  Please also refer to the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this prospectus that are not historical facts.  When used in this prospectus, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “should,” “may,” “will” and similar expressions are generally intended to identify forward-looking statements.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.  We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made.  Our actual results may differ materially from those expressed or forecasted in any forward-looking statements.

We caution you to not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made.  We undertake no obligation to revise these forward-looking statements to reflect events or circumstances after the date hereof.  You should carefully read this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference in those documents, particularly, the section entitled “Risk Factors,” before making an investment decision.  Important factors that may cause results to differ from expectations include, for example:

•	risks inherent in research, development, testing, regulatory approval, production and marketing of any of our drug candidates;

•	competitive factors;

•	risks deriving from in-licensing of drug candidates, acquisitions or business combinations;

•
our dependence on our current or future corporate partners with respect to research and development funding, preclinical evaluation of drug candidates, human clinical trials of drug candidates, regulatory filings and manufacturing and marketing expertise;

•	risks deriving from collaborations, alliances, in-licensing or other transactions;

•	the risk that actual research and development costs and associated general and administrative costs may exceed budgeted amounts;

•	the risk that drug targets pursued by us may prove to be invalid after substantial investment by us;

•	inability to obtain sufficient funds through future collaborative arrangements, equity or debt financings or other sources to continue the operation of our business;

•	uncertainty regarding our patents and trade secrets and confidentiality agreements with collaborators, employees, consultants or vendors;

•	dependence upon third parties for the manufacture of our potential products and our inexperience in manufacturing if we establish internal manufacturing capabilities;

•	dependence on third parties to market potential products and our lack of sales and marketing capabilities;

•	unavailability or inadequacy of medical insurance or other third-party reimbursement for the cost of purchases of our products;

•	inability to attract or retain scientific, management and other personnel;

•	risks associated with the fact that a majority of our common stock is held by a limited number of stockholders; and

•	risks associated with our operational restructurings concluded during the last year.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering.  The selling stockholders will receive all of the proceeds from this offering.

A portion of the shares of our common stock covered by this prospectus are issuable upon exercise of the Warrants to purchase our common stock.  The exercise price of the Warrants issued to the selling stockholders is $2.30 per share.  Upon any exercise for cash of the Warrants, the selling stockholders will pay us the exercise price of the Warrants.  The Warrants are also exercisable on a cashless basis.  We will not receive any cash payment from the selling stockholders upon any exercise of the Warrants on a cashless basis.  The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable.  To the extent we receive proceeds from the cash exercise of the Warrants, we intend to use the proceeds for the development of existing product candidates and other general corporate purposes.

DESCRIPTION OF THE WARRANTS

The Warrants issued to the selling stockholders became exercisable pursuant to their terms on July 25, 2008, which was the date that we held a meeting of our stockholders to approve the exchange of the Series A Exchangeable Preferred Stock for shares of our common stock.  Each Warrant is exercisable for 13 shares of common stock which represents 50% of the shares of common stock into which a share of Series A Exchangeable Preferred Stock was exchanged for on July 25, 2008.  The Warrants have an exercise price of $2.30 per share and will expire on April 11, 2013.  The exercise price and the number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable.

SELLING STOCKHOLDERS

Shares to be Registered

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to (i) 6,195,234 shares of our common stock purchased by certain of the selling stockholders in the 2008 Private Placement and (ii) 4,154,150 shares of our common stock that may be purchased upon exercise of the selling stockholders’ 319,550 Warrants.  When we refer to the selling stockholders in this prospectus, we are referring to each of the purchasers in the 2008 Private Placement, which are our affiliates and not eligible to sell the shares purchased in such transaction pursuant to Rule 144 of the Securities Act of 1933, as amended, as identified in the table below.

The following table sets forth the (i) name of each selling stockholder, (ii) number of shares beneficially owned by each of the respective selling stockholders prior to and after the 2008 Private Placement, (iii) number of shares that may be offered under this prospectus by each selling stockholder and (iv) number of shares of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold.  The number of shares in the column “Number of Shares Being Offered” represents all of the shares of our common stock that a selling stockholder may offer under this prospectus, and assumes the cash exercise of all the Warrants held by such selling stockholder for shares of our common stock.  The selling stockholders may sell some, all or none of their shares.  We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares.  The shares covered hereby may be offered from time to time by the selling stockholders.

Based on the information provided to us, (i) each of the selling stockholders purchased the shares of our common stock and Warrants, as applicable, for investment for its own account and not for resale or with a view towards distribution thereof and (ii) at the time of the purchase of the shares of our common stock and the Warrants, as applicable, none of the selling stockholders had agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock, the Warrants or any shares of common stock acquired upon the exercise of Warrants.

The information set forth below is based upon information obtained from the selling stockholders and upon information in our possession regarding the issuance of shares of common stock to the selling stockholders in connection with the 2008 Private Placement.  The percentages of shares beneficially owned after the offering are based on 68,331,735 shares of our common stock outstanding as of January 30, 2008, including the shares of common stock covered hereby.

	Shares of Common Stock Beneficially Owned Prior to April 7, 2008(1)	Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares Being Offered		Shares Beneficially Owned After Offering
Name of Beneficial Owner			Shares of Common Stock Purchased on April 7, 2008	Warrant Shares(2)	Number	Percent(%)
Warburg Pincus Private Equity VIII, L.P.(3)	8,571,429	16,071,402	3,728,327	2,499,991	9,843,084	14.40
Baker Tisch Investments, L.P.(4)	210,556	398,224	93,292	62,556	242,376	*
Baker Bros. Investments, L.P.(5)	230,162	435,302	101,977	68,380	264,945	*
Baker Bros. Investments II, L.P.(5)	203,190	384,306	90,035	60,372	233,899	*
667, L.P.(5)	2,195,509	4,152,334	972,761	652,275	2,527,298	3.70
Baker Brothers Life Sciences, L.P.(5)	2,307,661	4,364,404	1,022,432	685,581	2,656,391	3.88
John Simon	58,504	433,489	186,410	124,995	122,084	*
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*	Less than 1%

(1)
“Beneficial ownership” is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power.  For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of July 22, 2008.

(2)	Assumes the exercise for cash of all warrants to purchase common stock offered in this prospectus held by each of the selling stockholders.

(3)
Based upon a statement on Schedule 13D/A filed on April 14, 2008, Warburg Pincus Private Equity VIII, L.P. (“WP VIII”) is the direct record owner of 13,571,411shares of common stock, and 192,107 warrants to purchase 2,499,991 shares of common stock.  The sole general partner of WP VIII is Warburg Pincus Partners, LLC, a New York limited liability company (“WPP LLC”).  Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP LLC.  Warburg Pincus LLC, a New York limited liability company (“WP LLC”), manages WP VIII.  Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Co-Presidents and Managing Members of WP LLC.  By reason of the provisions of Rule 16a-1 of the Exchange Act, WP, WP LLC, WPP LLC, Mr. Kaye and Mr. Landy may be deemed to be the beneficial owners of any securities that may be deemed to be beneficially owned by WP VIII.  Each of WP, WP LLC, WPP LLC, Mr. Kaye and Mr. Landy all disclaim beneficial ownership of such securities except to the extent of any pecuniary interest therein.

(4)
Based on a Form 4 filed on April 11, 2008 by Baker/Tisch Capital (GP), all shares are held directly by Baker Tisch Investments, L.P. Tisch Capital, L.P. is the sole general partner of Baker Tisch Investments, L.P., the sole general partner of which Baker/Tisch (GP), LLC.  Julian Baker and Felix Baker are the controlling members of Baker/Tisch Capital (GP).

(5)
Based on a Form 4 filed on March 15, 2008 by Baker Bros. Capital (GP), LLC, all shares are held directly by Baker Bros. Investments II, L.P. Baker Bros. Capital, L.P. is the sole general partner of Baker Bros. Investments II, L.P. Baker Bros. Capital (GP), LLC is the sole general partner of Baker Bros. Capital, L.P. Julian Baker and Felix Baker are the controlling members of Baker Bros. Capital (GP), LLC.

The table above assumes that each of the selling stockholders will sell all of its shares available for sale during the effectiveness of the registration statement of which this prospectus is a part.  None of the selling stockholders is required to sell its shares.

Relationships between the Company and the Selling Stockholders

The following current or former members of our board of directors were members or directors of the investors that purchased the in the 2008 Private Placement, and therefore were considered related parties: (i) Felix J. Baker, Ph.D., Managing Member, Baker Bros. Advisors, LLC; (ii) Julian C. Baker, Managing Member, Baker Bros. Advisors LLC; (iii) Stewart Hen, Managing Director, Warburg Pincus LLC; and (iv) Jonathan S. Leff, Managing Director, Warburg Pincus LLC.  Each of Baker Bros. Advisors LLC and Warburg Pincus LLC, and their affiliated entities, beneficially own greater than 5% of our common stock.  In addition, John Simon, Ph.D., a director of the Company, was an investor in that transaction.
PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock issuable upon the exercise of the Warrants on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•
through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	the distribution of such shares to partners, members or security holders of the selling stockholders;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

From time to time the selling stockholders may solicit offers to purchase securities directly from the public, designate agents to solicit offers to purchase securities from the public on their behalf, sell securities to one or more dealers acting as principals, or sell securities to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis.  If the selling stockholders sell securities to an underwriter, we and the selling stockholders may execute an underwriting agreement with them at the time of sale.  Any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any commissions received by these broker-dealers, agents or underwriters may be deemed to be underwriting commissions or discounts under the Securities Act.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.  We will, however, receive the proceeds from any Warrants exercised for cash.

We are required to pay all fees and expenses incident to the registration of the shares of common stock pursuant to this Registration Statement.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the date on which the shares of common stock subject to registration rights may be sold without any volume limitations pursuant to Rule 144 of the Securities Act.  Each selling stockholder may sell all, some or none of the shares offered by this prospectus.

LEGAL MATTERS

Latham & Watkins LLP, Costa Mesa, California, will pass upon the validity of the securities being offered by this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern, as described in Note 1 to the consolidated financial statements), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC.  You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  You may also access filed documents at the SEC’s web site at www.sec.gov.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are incorporating by reference some information about us that we file with the SEC.  We are disclosing important information to you by referencing those filed documents.  Any information that we reference this way is considered part of this prospectus.  The information in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

We incorporate by reference the following documents we have filed, or may file, with the SEC:

▪	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008;

▪	Our Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2007, filed with the SEC on April 4, 2008;

▪	Our Annual Report on Form 10-K/A (Amendment No. 2) for the fiscal year ended December 31, 2007, filed with the SEC on April 29, 2008;

▪	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008, June 30, 2008, and September 30, 2008, filed with the SEC on May 12, 2008, August 11, 2008 and November 10, 2008 respectively;

▪
Our Current Reports on Form 8-K filed with the SEC on February 4, 2008, as amended on February 5, 2008, February 6, 2008, as amended on February 19, 2008, February 8, 2008, February 15, 2008, April 11, 2008, April 14, 2008, April 24, 2008, May 16, 2008, May 23, 2008, July 14, 2008, July 31, 2008, August 27, 2008, October 14, 2008, November 17, 2008, December 2, 2008 and December 23, 2008; and

▪	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 21, 1990 as updated by Form 8-A/A filed with the SEC on March 5, 1990.

We also specifically incorporate by reference any documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering by the selling stockholders.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Neurogen Corporation
45 Northeast Industrial Road
Branford, Connecticut 06405
(203) 488-8201

Any statement contained in this prospectus or in a document incorporated by reference into, or deemed to be incorporated by reference into, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference into, or is deemed to be incorporated by reference into, this prospectus modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following is a statement of the estimated costs and expenses incurred or expected to be incurred by us in connection with the issuance and distribution of the common stock being registered pursuant to this registration statement.  All amounts except the Securities and Exchange Commission registration fee and the NASDAQ listing fee are estimated:

SEC Registration Fee	$407
NASDAQ Listing Fee	$-
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$6,000
Total	$31,407

Item 15.  Indemnification of Directors and Officers.

Neurogen is a Delaware corporation.  Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of corporations organized thereunder under certain conditions and subject to certain limitations.  Article EIGHTH of the Restated Certificate of Incorporation of Neurogen, as amended, provides that Neurogen shall, to the full extent permitted by Section 145, indemnify its directors and officers.

Neurogen’s Restated Certificate of Incorporation, as amended, pursuant to Section 102(b)(7) of the General Corporation Law of Delaware, contains provisions eliminating the personal liability of a director to Neurogen or its stockholders for money damages for breach of fiduciary duty as a director.  This provision in the Restated Certificate of Incorporation, as amended, does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of the law, for actions leading to improper personal benefits to the director, and for payment of dividends or stock repurchases or redemptions that are unlawful under Delaware law.  The provision does not affect a director’s responsibilities under any other law, such as the state or federal securities laws or state or federal environmental laws.

As permitted by the General Corporation Law of Delaware, the directors and officers of Neurogen are covered by insurance against certain liabilities which might be incurred by them in such capacities and in certain cases against which they cannot be indemnified by Neurogen.

At present, there is no pending litigation or proceeding involving a director or officer of Neurogen as to which indemnification is being sought nor is Neurogen aware of any threatened litigation that may result in claims for indemnification by any officer, director, or employee of Neurogen.

Item 16.  Exhibits.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
3.1	Restated Certificate of Incorporation, as amended effective June 8, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarterly period ended June 30, 2007).
3.2	By-Laws, as amended (incorporated by reference to Exhibit 3.6 to the Company’s Form 10-K for the fiscal year ended December 31, 1993).
4.1
Registration Rights Agreement, between the Company and the certain investors named on Exhibit A thereto, dated April 7, 2008 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K dated April 7, 2008).

4.2	Form of Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company's Form S-3 dated May 1, 2008).
4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Form S-3 dated May 29, 2007).
5.1	Opinion of Latham & Watkins LLP
10.1
Securities Purchase Agreement between the Company and the purchasers listed on Exhibit A thereto, dated April 7, 2008 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K dated April 7, 2008).

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
24.1	Powers of Attorney (included in signature page hereto).

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Branford, State of Connecticut, on the 6th day of February, 2009.

NEUROGEN CORPORATION

By:	/s/ THOMAS A.PITLER
Thomas A. Pitler
Senior Vice President and Chief Business and
Financial Officer

Each person whose signature appears below authorizes Thomas Pitler, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this Registrant’s registration statement on Form S-3 and any amendments thereto (and any additional prospectus related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such prospectus, which amendments may make such changes in such prospectus as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/CRAIG SAXTON
Craig Saxton	Chairman of the Board and Director	February 6, 2009
/s/STEPHEN R. DAVIS
Stephen R. Davis	President and Chief Executive Officer (Principal Executive Officer) and Director	February 6, 2009
/s/JULIAN C. BAKER
Julian C. Baker	Director	February 6, 2009
/s/ERAN BROSHY
Eran Broshy	Director	February 6, 2009
/s/STEWART HEN
Stewart Hen	Director	February 6, 2009
/s/JOHN L. LAMATTINA
John L. LaMattina	Director	February 6, 2009
/s/JOHN SIMON
John Simon	Director	February 6, 2009
/s/THOMAS A. PITLER
Thomas A. Pitler	Senior Vice President and Chief Business and Financial Officer (Principal Accounting Officer)	February 6, 2009

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
3.1	Restated Certificate of Incorporation, as amended effective June 8, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarterly period ended June 30, 2007).
3.2	By-Laws, as amended (incorporated by reference to Exhibit 3.6 to the Company’s Form 10-K for the fiscal year ended December 31, 1993).
4.1
Registration Rights Agreement, between the Company and the certain investors named on Exhibit A thereto, dated April 7, 2008 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K dated April 7, 2008).

4.2	Form of Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company's Form S-3 dated May 1, 2008).
4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Form S-3 dated May 29, 2007).
5.1	Opinion of Latham & Watkins LLP
10.1
Securities Purchase Agreement between the Company and the purchasers listed on Exhibit A thereto, dated April 7, 2008 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K dated April 7, 2008).

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
24.1	Powers of Attorney (included in signature page hereto).